                                                                               .
                                                                               .
                                                                               .

                                                                      Exhibit 13

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            ANNUAL ADMIN CHARGE CALCULATION
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 AVG POLICY SIZE...                $40,000.00
 Charge...                         $30.00

 30/40000*1000 =                   $0.75




              Hypothetical Unit Values
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                        31-Dec-01    7.337803662    a
                        31-Dec-02    5.619610771    b


 STRATEGIC PARTNERS ADVISOR
 1.65%                                                STOCK
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1 YEAR % OF RETURN                             -23.42%  c   =(b-a)/a
ERV(ENDING REDEEMABLE VALUE)                    765.84  d   =(c*1000)+ 1000
ANNUAL ADMIN CHARGE                               0.75  e   =Annual Admin Charge
GMIB CHARGE                                       0.00  f   =IF(c<=0.05.(((1000*0.05)+1000)*0.0045).d*(0.0045*(12)))
EARNINGS APPRECIATOR CHARGE                       0.00  g   =d*0.0030
INCOME APPRECIATOR CHARGE                         0.00  h   =d*0.0025
Less Admin, GMIB, EAPP                          765.09  i   =d-e-f-g
ROR BEFORE LOAD                                 -23.49%     =(h/1000)-1